UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2021

NEONODE INC.

(Exact name of issuer of securities held pursuant to the plan)

Commission File Number 1-35526

Delaware	94-1517641
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Karlavägen 100, 115 26 Stockholm, Sweden

(Address of Principal Executive Office, including Zip Code)

+46 (0) 8 667 17 17

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NEON	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 21, 2021, Neonode Inc. (the “Company”) entered into a placement agency agreement (the “Placement Agency Agreement”) with Pareto Securities Inc. and Pareto Securities AB (collectively, the “Placement Agent”) relating to the Company’s registered direct offering, issuance and sale (the “Offering”) to certain Swedish and other European investors of 1,808,000 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share, at a price of $7.75 per Share on a best efforts basis.

The Placement Agency Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Placement Agent, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions.

The representations, warranties and covenants contained in the Placement Agency Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The foregoing description of the Placement Agency Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Placement Agency Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference. A copy of the opinion of Reed Smith LLP relating to the legality of the issuance and sale of the Shares is attached as Exhibit 5.1 hereto.

The Offering is expected to close on or before October 25, 2021 subject to the satisfaction of customary closing conditions.

The net proceeds to the Company from the Offering, after deducting Placement Agent fees and the Company’s estimated offering expenses, are expected to be approximately $13.1 million. The Company plans to use the net proceeds from the offering for continued investments in sales and marketing to create greater awareness and drive demand for contactless touch and Neonode’s Touch Sensor Modules, for supporting the expected growth of the Company’s Touch Sensor Module production volumes, and for general corporate and working capital purposes.

The Shares are registered under the Securities Act on the Company’s Registration Statement on Form S-3 (File No. 333-255964) (the “Registration Statement”). The Shares are being offered and sold pursuant to a base prospectus and a prospectus supplement filed as part of the Registration Statement.

Item 8.01. Other Events.

On October 21, 2021, the Company issued a press release announcing the Offering. A copy of the press release is attached as Exhibit 99.1 hereto.

The press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under applicable securities laws.

Item 9.01.  Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Exhibit

5.1	Opinion of Reed Smith LLP

10.1	Placement Agency Agreement, dated as of October 21, 2021

23.1	Consent of Reed Smith LLP (included in Exhibit 5.1)

99.1	Press release dated October 21, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 21, 2021	NEONODE INC.

	By:	/s/ Fredrik Nihlén
	Name:	Fredrik Nihlén
	Title:	Chief Financial Officer

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